EXHIBIT 99.1

Mobix Labs Powers Into Aerospace and Defense with Acquisition of SCP Manufacturing

~Second Strategic Acquisition in 60 Days Positions Mobix Labs as a Market Leader ~

Irvine, Calif., January 22, 2025 – Mobix Labs, Inc. (Nasdaq: MOBX), a global leader in advanced connectivity solutions, has unveiled another game-changing move with its acquisition of SCP Manufacturing, a Nevada-based producer of mission-critical electrical components for aerospace, defense, and commercial applications. This strategic deal, the company’s second strategic acquisition in just 60 days, is expected to close in Q2 2025 and will amplify Mobix Labs’ operational efficiency, gross margins, and market dominance in high-growth industries.

“Our agreement to acquire SCP Manufacturing underscores Mobix Labs’ determination to redefine the aerospace and defense landscape. With SCP’s engineering and manufacturing capabilities, and a track record of excellence, Mobix Labs gains access to technologies essential for advanced military and commercial systems,” said Fabian Battaglia, CEO of Mobix Labs. SCP is a key supplier of mission critical products to Spacecraft Components, which Mobix Labs agreed to acquire in November 2024.

SCP’s products enable Spacecraft Components to supply critical components for the U.S. Army’s Patriot Missile defense platform, submarines, naval ships, as well as oil rigs, railcars, and major metropolitan transit systems. This acquisition not only strengthens Mobix Labs’ portfolio but also creates unparalleled synergies, enabling streamlined operations and accelerating its growth trajectory across multiple sectors.

Transaction Details

The acquisition will be financed through a mix of cash and equity with earnout provisions, subject to final due diligence and board approvals. Details will be finalized closer to the expected closing date in the second quarter-2025.

About Mobix Labs, Inc.

Based in Irvine, California, Mobix Labs designs, develops and sells components and systems for advanced connectivity solutions, including wireless and wired connectivity, radio frequency (“RF”), and filtering technologies. The Company’s solutions are used in aerospace, defense, 5G, medical, industrial and other high-reliability markets. The Company’s True Xero active optical cables are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. The Company’s electromagnetic filtering products are used in military and aerospace applications. These technologies are designed for large and rapidly growing markets where there are increasing demands for higher-performance communication and filtering systems that utilize an expanding mix of both wireless and connectivity technologies. More information on the company can be found by visiting http://www.mobixlabs.com or by following us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about capturing additional opportunities in the future, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement, such as Mobix Labs’ ability to close the Spacecraft Components and SCP Manufacturing acquisitions pursuant to the terms of any agreement entered into by and between the parties, deliver parts or to develop technology in connection with the systems provided by SCP Manufacturing and Spacecraft Components to its customers. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release, and Mobix Labs undertakes no duty to update such information, except as required under applicable law.